                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                         Date of Report: May 30, 2001
                       (Date of earliest event reported)


                              MARKEL CORPORATION
              (Exact Name of Registrant as Specified in Charter)


          Virginia                       001-15811                54-1959284
(State or other jurisdiction of         (Commission             (IRS Employer
 incorporation or organization)         File Number)         Identification No.)


                             4521 Highwoods Parkway
                        Glen Allen, Virginia 23060-6148
                                 (804) 747-0136
   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)


            (Former name or address, if changed since last report.)
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ITEM 5.  OTHER EVENTS
         ------------

     On May 30, 2001, Markel Corporation, a Virginia corporation ("Markel") entered into an Underwriting Agreement and the Pricing Agreement constituting a part thereof, each dated May 30, 2001 (together, the "Underwriting Agreement"), between Markel and Merill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter (the "Underwriter"). The Underwriting Agreement provided for the sale by Markel of $355,000,000.00 aggregate principal amount at maturity of Liquid Yield Option Notes (the "LYONs") due 2031. Markel also granted the Underwriter an option to acquire an additional $53,000,000.00 aggregate principal amount at maturity of LYONs that the Underwriter may exercise within 30 days of May 30, 2001. The LYONs were registered by Markel as part of a Registration Statement relating to $421 million of various securities on Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement (File No. 333-52544) was declared effective on January 24, 2001.

     Net proceeds, before expenses, to be received by Markel are approximately $98.3 million ($112.8 million in the event that the Underwriter exercises its over-allotment option in full). A copy of the Underwriting Agreement is filed herewith as Exhibit 1 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

(c)  Exhibits

1 Underwriting Agreement and Pricing Agreement constituting a part thereof, each dated May 30, 2001, among Markel Corporation and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (filed herewith).

4.1 Indenture dated as of June 5, 2001, between Markel Corporation and The Chase Manhattan Bank, as Trustee (filed herewith).

4.2 First Supplemental Indenture dated as of June 5, 2001, between Markel Corporation and The Chase Manhattan Bank, as Trustee, pursuant to which the LYONs will be issued (filed herewith).

5    Opinion of McGuireWoods LLP (filed herewith).

8 Opinion of McGuireWoods LLP regarding federal income tax consequences (filed herewith).

12   Computation of Ratio of Earnings to Fixed Charges (filed herewith).

23   Consent of McGuireWoods LLP (included in Exhibit 5 filed herewith).

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARKEL CORPORATION


Date: June 5, 2001                     By: /s/ Darrell D. Martin
                                           -------------------------------------
                                       Name:  Darrell D. Martin
                                       Title: Executive Vice President and
                                              Chief Financial Officer